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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

              We consent to the incorporation by reference in the Registration Statement on Form S-1 filed on October 5, 2004 of Theravance, Inc. of our report dated May 21, 2004 (except for Note 14 and paragraph 39 of Note 2, as to which the dates are May 27, 2004 and September 27, 2004, respectively) with respect to the consolidated financial statements of Theravance, Inc. included in Amendment No. 7 to its Registration Statement (Form S-1 No. 333-116384) and related Prospectus for the registration of shares of its common stock.

/s/  ERNST & YOUNG LLP

Palo Alto, California
October 4, 2004

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  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm